MOBILE ENERGY SERVICES HOLDINGS, INC./MOBILE ENERGY SERVICES COMPANY, LLC PROFORMA FINANCIAL STATEMENTS

The financial statements and proforma adjustments contained in the attached financial statements are unaudited. The proforma entries were developed with information provided in the First Amended Disclosure Statement Accompanying the Second Amended Plan of Reorganization Dated February 21, 2001 Proposed by Mobile Energy Services Company, L.L.C. and Mobile Energy Services Holdings, Inc.

Certain of the information contained herein is based upon projections attached to the above mentioned Disclosure Statement. These projections are forward-looking statements that are based upon various estimates and assumptions. Such information and statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including risks described in the Disclosure Statement. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted herein. The proforma statements and entries will not be updated to reflect events or changes, whether the result of new information, future events or otherwise.

MOBILE ENERGY SERVICES HOLDINGS, INC./MOBILE ENERGY SERVICES COMPANY, LLC ASSUMPTIONS TO PROFORMA FINANCIAL STATEMENTS


1. The results shown in the actual column reflect amounts shown on the respective Debtors' financial statements received from the Company, with certain adjustments made for presentation purposes

2. Fresh-start accounting is assumed to apply for MESH but not MESC

3. All assumptions to the projected cash flows for 2001 attached as Exhibit H to the First Amended Disclosure Statement apply unless otherwise noted herein

4. The estimated value of MESC's existing property, plant & equipment post-Effective Date is assumed to be approximately $110 million, based upon the discounted net cash flows generated by these assets under the current operations scenario (Exhibit B-1 to First Amended Disclosure Statement; Exhibit A-3 to the Amended Application)

5. The deferred tax obligation of MESH arises out of an excess of book value of property, plant and equipment over its tax value

6. The proforma statements attached hereto present the proforma effects of the plan as if the Effective Date of the plan will be July 31, 2001

MOBILE ENERGY SERVICES COMPANY, LLC
BALANCE SHEET
ACTUAL AND PROFORMA
UNAUDITED
(in thousands)


                                                      MESC             Proforma          MESC
                                                     Actual            Entries         Proforma
                                                  (01/31/2001)    (2/1/01-7/31/01)   (07/31/2001)
                                                  ------------    ----------------   ------------
      ASSETS

CURRENT ASSETS

  Cash and cash equivalents                         $ 9,887           $ 15,259        $ 25,146
  Restricted deposits                                    65                  -              65
  Accounts receivable:
    Trade                                            12,078               (174)         11,904
    Other                                                 6                  -               6
  Materials and supplies                              4,767                  -           4,767
  Prepaid expenses and other                            668                843           1,511
                                                  ----------        -----------      --------
           Total current assets                      27,471             15,928          43,399

PROPERTY, PLANT AND EQUIPMENT                       396,144              4,055         400,199
  Less:  accumulated depreciation                   (74,818)          (216,923)       (291,741)
  Construction work in progress                      12,601            (10,941)          1,660
                                                  ----------        -----------      ----------

           Property, plant and equipment, net       333,927           (223,809)        110,118

DEFERRED LOAN COST, net                              15,862            (15,862)              -

           Total assets                           $ 377,260         $ (223,743)      $ 153,517
                                                  ==========        ===========      ==========

       LIABILITIES AND MEMBERS' EQUITY

Liabilities not subject to compromise
CURRENT LIABILITIES
  Trade accounts payable                            $ 8,343             (5,145)          3,198
  Other accounts payable                              2,188             (1,515)            673
  Accrued expenses and other liabilities                225                (43)            182
                                                  ----------         ----------      ----------
           Total current liabilities                 10,756             (6,703)          4,053

LONG-TERM DEBT                                            -                  -               -

Liabilities subject to compromise                   237,653 (a)       (237,653)              -

MEMBERS' EQUITY                                     128,851             20,613         149,464
                                                  ----------        -----------      ----------

           Total liabilities and members' equity  $ 377,260         $ (223,743)      $ 153,517
                                                  ==========        ===========      ==========


(a) Liabilities subject to compromise

First Mortgage Bonds , net of discount of $16,709           $ 173,339
Tax Exempt Bonds, net of discount of $7,862                    64,314
                                                            ---------

           Total liabilities subject to compromise          $ 237,653
                                                            =========

MOBILE ENERGY SERVICES COMPANY, LLC
STATEMENT OF OPERATIONS
ACTUAL AND PROFORMA
UNAUDITED
(in thousands)


                                                             MESC          Proforma         MESC
                                                            Actual          Entries       Proforma
                                                       (2/1/00-1/31/01)(2/1/01-7/31/01)(2/1/00-7/31/01)
                                                       ---------------  --------------  ---------------
OPERATING REVENUES:
  Demand charges                                           $ 18,729       $ 15,381       $ 34,110
  Processing charges                                         34,122         38,296         72,418
  Compressed air                                                680            402          1,082
  Ash hauling                                                   670            342          1,012
  Power sales                                                 1,029            224          1,253
                                                          ----------      ---------      ---------

           Total operating revenues                          55,230         54,645        109,875

OPERATING EXPENSES:
  Operations and maintenance                                 17,960         10,102         28,062
  Fuel                                                       34,795         21,090         55,885
  Depreciation and amortization                              13,564          6,600         20,164
                                                          ----------      ---------      ---------

           Total operating expenses                          66,319         37,792        104,111

OPERATING INCOME (LOSS)                                     (11,089)        16,853          5,764
INTEREST, net                                                  (581)          (162)          (743)
OTHER                                                            (1)             -             (1)
                                                          -----------     ---------      ----------

           Net income (loss) before reorganization items    (10,507)        17,015          6,508


REORGANIZATION ITEMS:
  Professional fees                                           2,537          2,450          4,987
  Loss on sale of property, plant and equipment                   -          2,188          2,188
  Employee termination expense                                    -          1,000          1,000
  Debt forgiveness income                                         -       (237,653)      (237,653)
  Loss on asset writedown                                         -        226,185        226,185
                                                          ----------      ---------      ----------

           Total reorganization items                         2,537         (5,830)        (3,293)
                                                          ----------      ---------      ----------

           Net income (loss) before income taxes            (13,044)        22,845          9,801

Income tax expense (benefit)                                 (1,203)         2,232          1,029
                                                          ----------      ---------      ----------

           Net income (loss)                              $ (11,841)      $ 20,613        $ 8,772
                                                          ==========      =========      ==========


MOBILE ENERGY SERVICES COMPANY, LLC
STATEMENTS OF MEMBERS' EQUITY AND RETAINED EARNINGS
ACTUAL AND PROFORMA
UNAUDITED
(in thousands)


                                               MESC          Proforma          MESC
                                              Actual          Entries        Proforma
                                           (01/31/2001)   (2/1/01-7/31/01) (07/31/2001)
                                           ------------   ---------------- ------------
      MEMBERS' EQUITY

Members' equity at February 1, 2000         $ 81,548             $ -        $ 81,548
  Members' equity issued                           -               -               -
                                            ---------       ---------       --------

Members' equity at January 31, 2001         $ 81,548             $ -        $ 81,548
                                            =========       =========       ========


     RETAINED EARNINGS

Retained earnings at February 1, 2000       $ 59,144             $ -        $ 59,144
  Net income                                 (11,841)         20,613           8,772
                                            ---------       ---------       --------

Retained earnings at January 31, 2001       $ 47,303        $ 20,613        $ 67,916
                                            =========       =========       ========


TOTAL MEMBERS' EQUITY                      $ 128,851        $ 20,613       $ 149,464
                                           ==========       =========      =========


MOBILE ENERGY SERVICES COMPANY, LLC
PROFORMA ENTRIES
(in thousands)
UNAUDITED

1.  Liabilities subject to compromise                       $ 237,653
           Debt forgiveness income                                    $ 237,653
-To discharge liabilities subject to compromise as contemplated in the plan of reorganization


2.  Cash                                                      $ 8,753
     Loss on sale of property, plant and equipment            $ 2,188
           Construction in progress                                    $ 10,941
-To reflect proceeds from projected sale of HRSG unit


3.  Employee termination expense                              $ 1,000
           Cash                                                         $ 1,000
-To reflect payment of projected severance pay obligations pursuant to Amendment Number 1 to the MESC Cogeneration Development Agreement


4.  Property plant & equipment                                $ 2,900
           Cash                                                         $ 2,900
-To reflect payment for the Turbine Option Fee and turbine payment pursuant to Amendment Number 1 to the MESC Cogeneration Development Agreement


5.  Loss on asset writedown                                 $ 226,185
           Accumulated depreciation                                   $ 210,323
           Deferred loan costs                                         $ 15,862
-To writedown property, plant and equipment to estimated fair market value and to writeoff deferred loan costs


6.  Operations and maintenance                               $ 10,102
Fuel                                                         $ 21,090
Depreciation and amortization                                 $ 6,600
Professional Fees                                             $ 2,450
Income tax expense                                            $ 2,232
Prepaid expenses                                                $ 843
Accounts payable-trade                                        $ 3,096
Accrued expenses and other liabilities                           $ 43
Cash                                                         $ 15,125
           Demand charges                                              $ 15,381
           Processing charges                                          $ 38,296
           Compressed air                                                 $ 402
           Ash hauling                                                    $ 342
           Power sales                                                    $ 224
           Interest, net                                                  $ 162
           Accounts receivable-trade                                      $ 174
           Accumulated depreciation                                     $ 6,600
-To reflect projected operating results from February 1, 2001 through July 31, 2001 per the 2001 budget attached as Exhibit H to the First
Amended Disclosure Statement


7.  Property, plant & equipment                               $ 1,155
           Cash                                                         $ 1,155
-To record projected capital expenditures from February 1, 2001 through July 31, 2001


8.  Accounts payable-trade                                    $ 2,049
     Accounts payable-other                                   $ 1,515
           Cash                                                         $ 3,564
-To reflect payment of certain allowed claims as of the Effective Date of the Plan of Reorganization

MOBILE ENERGY SERVICES HOLDINGS, INC.
BALANCE SHEET
ACTUAL AND PROFORMA
UNAUDITED
(in thousands)


                                                         MESH           Proforma           MESH
                                                        Actual           Entries         Proforma
                                                     (01/31/2001)    (2/1/01-7/31/01)  (07/31/2001)
                                                     ------------    ----------------  ------------
      ASSETS

CURRENT ASSETS
Cash and cash equivalents                              $ 2,173                -          $ 2,173
Accounts receivable:
  Trade                                                      -                -                -
  Other                                                  2,602           (2,586)              16
                                                       --------       ----------        ---------
          Total current assets                           4,775           (2,586)           2,189

Investment in subsidiary                                 6,842          142,622          149,464

Deferred Charges                                           500             (500)               -
                                                      ---------       ----------       ----------

          Total assets                                $ 12,117        $ 139,536        $ 151,653
                                                      =========       ==========       ==========


        LIABILITIES AND SHARHOLDERS' EQUITY


Liabilities not subject to compromise
CURRENT LIABILITIES
  Trade accounts payable                                   $ -                -                -
  Other accounts payable                                     -                -                -
  Accrued expenses and other liabilities                 2,307                -            2,307
                                                      ---------       ----------       ----------

          Total current liabilities                      2,307                -            2,307


DEFERRED INCOME TAXES                                   30,589           11,531           42,120


SHAREHOLDERS' EQUITY (DEFICIT)                         (20,779)         128,005          107,226
                                                      ---------       ----------       ----------

          Total liabilities and shareholders' equity  $ 12,117        $ 139,536        $ 151,653
                                                      =========       ==========       ==========



MOBILE ENERGY SERVICES HOLDINGS, INC.
STATEMENT OF OPERATIONS
ACTUAL AND PROFORMA
UNAUDITED
(in thousands)


                                                  MESH         Proforma          MESH
                                                 Actual         Entries        Proforma
                                            (2/1/00-1/31/01)(2/1/01-7/31/01)(2/1/00-7/31/01)
                                            ---------------  --------------  ---------------

Interest income                                  $ 183             $ -           $ 183
Income (loss) on investment in subsidiary      (11,723)         20,163           8,440
                                              ---------       ---------       ---------

Income (loss) before reorganization items      (11,540)         20,163           8,623

Reorganization items:

          Loss on asset writedown                    -           3,086           3,086
                                              ---------       ---------       ---------

Net income (loss) before income tax benefit    (11,540)         17,077           5,537

Income tax benefit                              (4,529)                         (4,529)

          Net income (loss)                   $ (7,011)       $ 17,077        $ 10,066
                                              =========       =========       =========



MOBILE ENERGY SERVICES HOLDINGS, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY AND RETAINED EARNINGS
ACTUAL AND PROFORMA
UNAUDITED
(in thousands)



                                                     MESH             Proforma          MESH
                                                    Actual            Entries         Proforma
                                                 (01/31/2001)    (2/1/01-7/31/01)   (07/31/2001)
                                                 ------------    ----------------   ------------
       COMMON STOCK

Common stock at February 1, 2001                       $ 1               $ -              $ 1
  Additions                                              -                 -                -
  Reductions                                             -                                  -
                                                 ----------        ----------       ----------
Common stock at January 31, 2001                       $ 1               $ -              $ 1
                                                 ==========        ==========       ==========

          ADDITIONAL PAID-IN CAPITAL

Additional paid-in capital at February 1, 2001    $ 52,776               $ -         $ 52,776
  Additions                                                          107,225          107,225
  Reductions                                             -           (52,776)         (52,776)
                                                 ----------         ---------       ----------

Additional paid-in capital at January 31, 2001    $ 52,776          $ 54,449        $ 107,225
                                                 ==========        ==========       ==========


         RETAINED EARNINGS

Retained earnings at February 1, 2000            $ (66,545)              $ -        $ (66,545)
  Net income                                        (7,011)           17,077           10,066
  Elimination of deficit                                 -            56,479           56,479
                                                 ----------        ----------       ----------
Retained earnings at January 31, 2001            $ (73,556)         $ 73,556              $ -
                                                 ==========        ==========       ==========

TOTAL SHAREHOLDERS' EQUITY                       $ (20,779)        $ 128,005        $ 107,226
                                                 ==========        ==========       ==========



MOBILE ENERGY SERVICES HOLDINGS, INC.
PROFORMA ENTRIES
UNAUDITED
(in thousands)


1.  Investment in subsidiary                               $ 20,163
          Income from investment in subsidiary                       $ 20,163
-To reflect projected income from investment in subsidiary from February 1, 2001 through July 31, 2001


2.   Common stock (old)                                         $ 1
Additional paid-in capital (old)                            $ 9,999
          Common stock (new)                                              $ 1
          Additional paid-in capital (new)                            $ 9,999
-To record the exchange of the new common stock for the old common stock


3.  Loss on asset writedown                                 $ 3,086
          Accounts receivable-other                                   $ 2,586
          Deferred charges                                              $ 500
-To writeoff deferred charges and non-collectable accounts receivable


4.  Retained earnings (old)                                $ 11,531
          Deferred tax liability                                       11,531
-To record estimated deferred tax liability


5.   Investment in subsidiary                             $ 122,459
Additional paid-in capital (old)                           $ 52,776
          Additional paid-in capital (new)                          $ 107,225
          Retained earnings (old)                                    $ 68,010

-To adjust carrying value of subsidiary to reflect current book value of subsidiary's equity and remove remainder of retained deficit